IMPORTANT NOTICE
PLEASE READ IMMEDIATELY

                             AQUILA
           NARRAGANSETT INSURED TAX-FREE INCOME FUND

      380 Madison Avenue, Suite 2300, New York, N.Y. 10017


                   NOTICE OF ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD
                       on October 7, 1996

TO OUR SHAREHOLDERS:

     The purpose of this Notice is to advise you that an Annual
Meeting of the Shareholders of Aquila Narragansett Insured Tax-Free Income Fund (the "Fund") will be held:

Place:         (a)  Rhode Island Convention Center
                    1 Sabin Street
                    Providence, Rhode Island 02903

Time:          (b)  at 2:30 p.m., local time on October 7, 1996;


Purposes:      (c)  for the following purposes:

                         (i) to elect seven Trustees; each Trustee elected will hold office until the next annual meeting of the Fund's shareholders or until his or her successor is duly elected;

                         (ii) to ratify (that is, to approve) or
                         reject the selection of KPMG Peat Marwick
                         LLP as the Fund's independent auditors
                         for the fiscal year ending June 30, 1997
                         (Proposal No. 1);




PLEASE NOTE:
IF YOU DO NOT EXPECT TO ATTEND THE MEETING, YOU ARE REQUESTED TO INDICATE VOTING INSTRUCTIONS ON THE ENCLOSED PROXY AND TO DATE, SIGN AND RETURN IT IN THE ACCOMPANYING STAMPED ENVELOPE. TO AVOID UNNECESSARY EXPENSE TO THE FUND, YOUR COOPERATION IS REQUESTED IN MAILING IN YOUR PROXY NO MATTER HOW LARGE OR SMALL YOUR HOLDING MAY BE.





                         (iii) to act upon any other matters which may properly come before the Meeting at the scheduled time and place or any adjourned meeting or meetings.

Who Can
Vote What
Shares:        (d)       To vote at the Meeting, you must have
                         been a shareholder on the Fund's records at the close of business on July 19, 1996
                         (the "record date"). Also, the number of shares held by you according to such records at the close of business on the record date determines the number of shares you may vote at the Meeting (or any adjourned meeting or meetings).




               By Order of the Board of Trustees,


                       EDWARD M. W. HINES
                            Secretary



August 15, 1996

                                 (ii)




                             AQUILA
           NARRAGANSETT INSURED TAX-FREE INCOME FUND

    380 Madison Avenue, Suite 2300, New York, New York 10017

                         PROXY STATEMENT

                          INTRODUCTION

     The purpose of the Notice (the first two pages of this document) is to advise you of the time, place and purposes of an Annual Meeting of the Shareholders of Aquila Narragansett Insured
Tax-Free Income Fund (the "Fund"). The purpose of this proxy statement (all the rest of this document) is to give you information on which you may base your decisions as to the choices, if any, you make on the enclosed proxy card.

     A COPY OF THE FUND'S MOST RECENT ANNUAL REPORT AND MOST RECENT SEMI-ANNUAL REPORT WILL BE SENT TO YOU WITHOUT CHARGE UPON WRITTEN REQUEST TO THE FUND'S DISTRIBUTOR, AQUILA DISTRIBUTORS, INC., 380 MADISON AVENUE, SUITE 2300, NEW YORK, NY 10017 OR BY CALLING 800-453-6864 TOLL-FREE OR 212-697-6666.

     Citizens Financial Group, Inc. ("CFG") is a wholly-owned subsidiary of The Royal Bank of Scotland plc. CFG is comprised of Citizens Savings Bank and Citizens Trust Company which operate jointly as Citizens Bank, the Fund's investment adviser (the "Adviser") at One Citizens Plaza, Providence, Rhode Island, 02903. The Fund's organizer and administrator (the "Administrator") is Aquila Management Corporation, 380 Madison Avenue, Suite 2300, New York, NY 10017. The Fund's principal underwriter (the "Distributor") is Aquila Distributors, Inc., 380 Madison Avenue, Suite 2300, New York, NY 10017.

     This Notice and Proxy Statement are first being mailed on or about August 15, 1996.

     The enclosed proxy card authorizes the persons named (or their substitutes) to vote your shares; the Fund calls these persons the "proxy holders." As to the election of Trustees you may authorize the proxy holders to vote your shares for the entire slate indicated below by marking the appropriate box on the proxy card or by merely signing and returning your proxy card with no instructions. Or, you may withhold the authority of the proxy holders to vote on the election of Trustees by marking the appropriate box. Also, you may withhold that authority as to any particular nominee by striking a line through the nominee's name on the proxy card.

     As to the other matters listed on the proxy card, you may direct the proxy holders to vote your shares on those proposals by checking the appropriate box "For" or "Against" or instruct them not to vote your shares on a proposal by checking the "Abstain" box. If you return your signed proxy card and do not check any box on a proposal, the proxy holders will vote your shares for that proposal. Shares held by brokers in "street name" and not voted or marked as abstentions will not be counted for purposes of determining a quorum.

     You may end the power of the proxy holders to vote your shares after you have signed and returned your proxy card and before the power is used by (i) so notifying the Fund in writing; (ii) signing a new and different proxy card (if the Fund receives it before the old one is used); or (iii) voting your shares in person or by your duly appointed agent at the meeting.

     The Fund is sending you this Notice and Proxy Statement in connection with the solicitation by its Trustees of proxy cards ("proxies") to be used at the Annual Meeting to be held at the time and place and for the purposes indicated in the Notice or any adjourned meeting or meetings. The Fund pays the costs of the solicitation. Proxies are being solicited by the use of the mails; they may also be solicited by telephone, facsimile and personal interviews. Brokerage firms, banks and others may be requested to forward this Notice and Proxy Statement to beneficial owners of the Fund's shares so that these owners may authorize the voting of these shares. The Fund will pay these firms for their out-of-pocket expenses for doing so.

     The Fund has three classes of shares outstanding. All shareholders of the Fund are entitled to vote at the meeting. Each shareholder on the record date is entitled to one (1) vote for each dollar (and a proportionate fractional vote for each fraction of a dollar) of net asset value (determined as of the record date) represented by full and fractional shares of any class held on the record date. On the record date, the net asset value per share of each of the three classes of the Fund's shares was $9.95.

     On the record date, the total number of shares of the Fund of all classes outstanding and entitled to vote was 3,817,461. Of the shares of the Fund outstanding on the record date, Merrill Lynch, Pierce, Fenner & Smith, Inc., P.O. Box 30561, New Brunswick, NJ, held of record 451,131 shares (11.8%) all of which were Class A Shares. On the basis of information received from the holder, the Fund's management believes that all of the shares indicated are held for the benefit of clients. In addition the Fund had outstanding 10 Class C Shares and 10 Class Y Shares, held of record by the Administrator. The Fund's management is not aware of any other person beneficially owning more than 5% of any class of its outstanding shares as of such date.

                      ELECTION OF TRUSTEES

     At the Meeting, seven Trustees are to be elected. Whenever it is stated in this Proxy Statement that a matter is to be acted on at the Meeting, this means the Meeting held at the scheduled time or any adjourned meeting or meetings.

     Each Trustee elected will serve until the next annual meeting or until his or her successor is duly elected. The nominees selected by the Trustees are named in the table below. See
"Introduction" above for information as to how you can instruct the proxy holders as to the voting of your shares as to the election of Trustees.

     Each of the nominees is presently a Trustee. Except for Mr. Clinton, each of the current Trustees was elected by the shareholders. Each current Trustee, except for Mr. Weeks, Mr. Duffy and Mr. Clinton was either named as a Trustee in the original Declaration of Trust, or was named as a Trustee by such original Trustees, and was also elected as a Trustee by the Fund's original sole shareholder, Aquila Management Corporation in 1992. The Trustees and officers as a group own less than 1% of the outstanding shares of the Fund. All of the shares indicated below are Class A Shares. In the material below and elsewhere in this Proxy Statement, Aquila Management Corporation, organizer and Administrator of the Fund, is referred to as the "Administrator" and the Fund's Distributor, Aquila Distributors, Inc., is referred to as the "Distributor." Mr. Herrmann is an interested person of the Fund as that term is defined in the Investment Company Act of 1940 (the "1940 Act") as an officer of the Fund and a Director, officer and shareholder of the Distributor. He is so designated by an asterisk.

     Described in the following material are the name, positions with the Fund, age as of July 19, 1996, and business experience during at least the past five years (other than with the Fund) of each nominee and all officers of the Fund.

Lacy B. Herrmann*, President and Chairman of the Board of Trustees,
Age: 67, Shares Owned: 529 (1)
Founder, President and Chairman of the Board of Aquila Management Corporation since 1984, the sponsoring organization and Administrator and/or Adviser or Sub-Adviser to the following open-end investment companies, and Founder, Chairman of the Board of Trustees, and President of each: Pacific Capital Cash Assets Trust since 1984; Churchill Cash Reserves Trust since 1985; Pacific Capital U.S. Treasuries Cash Assets Trust since 1988; Pacific Capital Tax-Free Cash Assets Trust since 1988; each of which is a money market fund, and together with Capital Cash Management Trust ("CCMT") are called the Aquila Money-Market Funds; and Hawaiian Tax-Free Trust since 1984; Tax-Free Trust of Arizona since 1986; Tax-Free Trust of Oregon since 1986; Tax-Free Fund of Colorado since 1987; Churchill Tax-Free Fund of Kentucky since 1987; and Tax-Free Fund For Utah since 1992; each of which is a tax-free municipal bond fund, and two equity funds, Aquila Rocky Mountain Equity Fund since 1993 and Aquila Cascadia Equity Fund, since 1996, which, together with this Fund are called the Aquila Bond and Equity Funds; Vice President, Director, Secretary and formerly Treasurer of Aquila Distributors, Inc. since 1981, distributor of the above funds; President and Chairman of the Board of Trustees of CCMT, a money market fund since 1981, and an Officer and Trustee/Director of its predecessors since 1974; Chairman of the Board of Trustees and President of Prime Cash Fund 1982-1996 and of Short Term Asset Reserves 1984-1996; President and a Director of STCM Management Company, Inc., sponsor and sub-adviser to CCMT; Chairman, President, and a Director since 1984, of InCap Management Corporation, formerly sub-adviser and administrator of Prime Cash Fund and Short Term Asset Reserves, and Founder and Chairman of several other money market funds; Director or Trustee of OCC Cash Reserves, Inc., Oppenheimer Quest Global Value Fund, Inc., Oppenheimer Quest Value Fund, Inc., and Trustee of Quest For Value Accumulation Trust, The Saratoga Advantage Trust, and of the Rochester Group of Funds, each of which is an open-end investment company; Trustee of Brown University, 1990-1996 and currently Trustee Emeritus; actively involved for many years in leadership roles with university, school and charitable organizations.

(1) Class A Shares held of record of the Administrator; does not include Class C Shares and Class Y Shares described under
"Introduction."

Vernon R. Alden, Trustee,  Age: 73, Shares Owned: 214

Director of Colgate Palmolive Company since 1974, Digital Equipment Corporation, a computer manufacturing corporation, since 1959, Intermet Corporation, an independent foundry, since 1986, and Sonesta International Hotels Corporation since 1978; Chairman of the Board and Executive Committee of The Boston Company, Inc., a financial services company, 1969-1978; Trustee of Tax-Free Trust of Oregon since 1988, of Hawaiian Tax-Free Trust, Pacific Capital Cash Assets Trust, Pacific Capital Tax-Free Cash Assets Trust and Pacific Capital U.S. Treasuries Cash Assets Trust since 1989, of Cascades Cash Fund, 1989-1994, and of Aquila Cascadia Equity Fund since 1996; Associate Dean and member of the faculty of Harvard University Graduate School of Business Administration, 1951-1962; member of the faculty and Program Director of Harvard Business School - University of Hawaii Advanced Management Program, summer of 1959 and 1960; President of Ohio University, 1962-1969; Chairman of The Japan Society of Boston, Inc., and member of several Japan-related advisory councils; Chairman of the Massachusetts Business Development Council and the Massachusetts Foreign Business Council, 1978-1983; Trustee of the Boston Symphony Orchestra since 1975; Chairman of the Massachusetts Council on the Arts and Humanities, 1972-1984; Member of the Board of Fellows of Brown University, 1969-1986; Trustee and member of the Executive Committee, Plimoth Plantation; trustee of various other cultural and educational organizations; Honorary Consul General of the Royal Kingdom of Thailand.

Paul Y. Clinton, Trustee,  Age: 65, Shares Owned: 200

Principal of Clinton Management Associates, a financial and venture capital consulting firm; formerly Director of External Affairs of Kravco Corporation, a national real estate owner and developer, 1984-1995; formerly President of Essex Management Corporation, a management and financial consulting company, 1979-1983; Trustee of Capital Cash Management Trust since 1979, of Short Term Asset Reserves 1984-1996, and of Prime Cash Fund, 1993-1996; general partner of Capital Growth Fund, a venture capital partnership, 1979-1982; President of Geneve Corp., a venture capital fund, 1970-1978; formerly Chairman of Woodland Capital Corp., a small business investment company; formerly Vice President, W.R. Grace & Co; Director or Trustee of OCC Cash Reserves, Inc., Oppenheimer Quest Global Value Fund, Inc., Oppenheimer Quest Value Fund, Inc., and Trustee of Quest For Value Accumulation Trust, and of the Rochester Group of Funds, each of which is an open-end investment company.

David A. Duffy, Trustee,  Age: 56, Shares Owned: 105 (2)

President, Duffy & Shanley, Inc., an advertising, marketing and public relations firm since 1973; Chairman, Rhode Island Public Telecommunications Authority and Rhode Island Sports Council; Member of the Governor's Commission on Bias and Prejudice; Officer of numerous civic, religious and educational organizations including the Rhode Island and Southeastern New England Region of the National Conference of Christians & Jews, the Greater Providence Chamber of Commerce, the Strategic Planning Committee of the Diocese of Providence and the Board of Trustees of Providence College; he has been the recipient of numerous awards for public service.

(2) Held of record by Duffy and Shanley, Inc.

Robert L. Krakoff, Trustee,  Age: 61, Shares Owned: 123

Chairman and Chief Executive Officer of Advanstar Holdings, Inc., since 1996. Chairman and Chief Executive Officer of Cahners Publishing Company 1991-1996; President of Cahners Publishing Company 1989-1991; Executive Vice President of that company, 1985-1989; President of Cahners Exposition Group, a division of that company, 1979-1985; Vice President of that company, 1973-1985; Trustee of Capital Cash Management Trust since 1976; Director of Centennial Capital Special Fund, Inc. until 1979; Trustee of Trinity Liquid Assets Trust, 1982-1991; Director of Reed Elsevier International PLC (an international publishing firm) since 1990-1996; Director of Freedom Communications, Inc. since 1996.

William J. Nightingale, Trustee,  Age: 66, Shares Owned: 115

Chairman and founder (1975) and Senior Advisor since 1995 of Nightingale & Associates, Inc., a general management consulting firm focusing on interim management, divestitures, turnaround of troubled companies, corporate restructuring and financial advisory services; President, Chief Executive Officer and Director of Bali Company, Inc., a manufacturer of women's apparel, which became a subsidiary of Hanes Corporation, 1970-1975; prior to that, Vice President and Chief Financial Officer of Hanes Corporation after being Vice President-Corporate Development and Planning of that company, 1968-1970; formerly Senior Associate of Booz, Allen & Hamilton, management consultants, after having been Marketing Manager with General Mills, Inc.; Trustee of Churchill Cash Reserves Trust and Churchill Tax-Free Fund of Kentucky since 1993; Director of Yale International, Inc. (various industrial manufacturing companies); Glasstech Inc. (glass bending equipment and engineering) and Ring's End, Inc. (retail lumber and building supply chain).

J. William Weeks, Trustee,  Age: 69, Shares Owned: 529

Trustee of Tax-Free Fund of Colorado since 1995; Senior Vice President of Tax-Free Fund of Colorado 1992-1995; Vice President of Hawaiian Tax-Free Trust, Tax-Free Trust of Arizona, Tax-Free Trust of Oregon and Churchill Tax-Free Fund of Kentucky, 1990-1995; Senior Vice President or Vice President of the Bond and Equity Funds and Vice President of Short Term Asset Reserves and Pacific Capital Cash Assets Trust, 1984-1988; President and Director of Weeks & Co., Inc., financial consultants, since 1978; limited partner and investor in various real estate partnerships since 1988; Partner of Alex. Brown & Sons, investment bankers, 1966-1976; Vice President of Finance and Assistant to the President of Howard Johnson Company, a restaurant and motor lodge chain, 1961-1966; formerly with Blyth & Co., Inc., investment bankers.

John W. Cody, Vice President,  Age: 54

Vice President of the Administrator since 1995; Vice President of Capital Cash Management Trust and Prime Cash Fund since 1995; Vice President and formerly Assistant Vice President of National Westminster Bank NJ (and its predecessor, First Jersey National
Bank) 1985-1994; Vice President of SCA, Inc., a computer software firm specializing in banking systems, 1983-1984; Second Vice President, and various other official positions, of Savings Banks Trust Company 1962-1983; Secretary of Institutional Investors Mutual Fund, Inc. and M.S.B. Fund, Inc., (for which Savings Banks Trust Company was investment adviser) 1969-1983.

William C. Wallace, Vice President,  Age: 61

Vice President of Capital Cash Management Trust and Pacific Capital Cash Assets Trust since 1984; Senior Vice President of Hawaiian Tax-Free Trust since 1985 and Vice President, 1984-1985; Senior Vice President of Tax-Free Trust of Arizona since 1989 and Vice President, 1986-1988; Vice President of Tax-Free Trust of Oregon since 1986, of Churchill Tax-Free Fund of Kentucky and Tax-Free Fund of Colorado since 1987, of Pacific Capital Tax-Free Cash Assets Trust and Pacific Capital U.S. Treasuries Cash Assets Trust since 1988; Secretary and Director of STCM Management Company, Inc. since 1974; President of the Distributor since 1995 and formerly Vice President of the Distributor, 1986-1992; Member of the Panel of Arbitrators, American Arbitration Association, since 1978; Assistant Vice President, American Stock Exchange, Market Development Division, and Director of Marketing, American Gold Coin Exchange, a subsidiary of the American Stock Exchange, 1976-1984.

Rose F. Marotta, Chief Financial Officer,  Age: 72

Chief Financial Officer of the Aquila Money-Market Funds and the Aquila Bond and Equity Funds since 1991 and Treasurer, 1981-1991; formerly Treasurer of the predecessor of CCMT; Treasurer and Director of STCM Management Company, Inc., since 1974; Treasurer of Trinity Liquid Assets Trust, 1982-1986 and of Oxford Cash Management Fund, 1982-1988; Treasurer of InCap Management Corporation since 1982, of the Administrator since 1984 and of the Distributor since 1985.

Richard F. West, Treasurer,  Age: 60

Treasurer of the Aquila Money-Market Funds and the Aquila Bond and Equity Funds and of Aquila Distributors, Inc. since 1992; Associate Director of Furman Selz Incorporated, 1991-1992; Vice President of Scudder, Stevens & Clark, Inc. and Treasurer of Scudder Institutional Funds, 1989-1991; Vice President of Lazard Freres Institutional Funds Group, Treasurer of Lazard Freres Group of Investment Companies and HT Insight Funds, Inc., 1986-1988; Vice President of Lehman Management Co., Inc. and Assistant Treasurer of Lehman Money Market Funds, 1981-1985; Controller of Seligman Group of Investment Companies, 1960-1980.

Edward M. W. Hines, Secretary,  Age: 56

Partner of Hollyer Brady Smith Troxell Barrett Rockett Hines & Mone LLP, attorneys, since 1989 and counsel, 1987-1989; Secretary of the Aquila Money-Market Funds and the Aquila Bond and Equity Funds since 1982; Secretary of Trinity Liquid Assets Trust, 1982-1985 and Trustee of that Trust, 1985-1986; Secretary of Oxford Cash Management Fund, 1982-1988.

John M. Herndon, Assistant Secretary, Age: 56

Assistant Secretary of the Aquila Money-Market Funds and the Aquila Bond and Equity Funds since 1995 and Vice President of the Aquila Money-Market Funds since 1990; Vice President of the Administrator since 1990; Investment Services Consultant and Bank Services Executive of Wright Investors' Service, a registered investment adviser, 1983-1989; Member of the American Finance Association, the Western Finance Association and the Society of Quantitative Analysts.

Patricia A. Craven, Assistant Secretary & Compliance Officer,
Age: 30

Assistant Secretary of the Aquila Money-Market Funds and the Aquila Bond and Equity Funds since 1995; Counsel to the Administrator and the Distributor since 1995; formerly a Legal Associate for Oppenheimer Management Corporation, 1993-1995.

Compensation of Trustees

     The Fund does not pay fees to Trustees affiliated with the Administrator or to any of the Fund's officers. During the fiscal year ended June 30, 1996, the Fund paid $21,798 in fees and reimbursement of expenses to its other Trustees. The Fund is one of the 14 funds in the Aquilasm Group of Funds, which consist of tax-free municipal bond funds, money market funds and two equity funds. The following table lists the compensation of all Trustees who received compensation from the Fund and the compensation they received during the Fund's fiscal year from other funds in the Aquilasm Group of Funds. None of such Trustees has any pension or retirement benefits from the Fund or any of the other funds in the Aquila group.


[CAPTION]

                                   Compensation        Number of
                                   from all            boards on
               Compensation        funds in the        which the
               from the            Aquilasm            Trustee
Name           Fund                Group               now serves

Vernon R.
Alden          $983                $33,315             7

Paul Y.
Clinton        $407                $3,246              2


David A.
Duffy          $1,150              $1,150              1

Robert L.
Krakoff        $650                $2,100              2

William J.
Nightingale    $3,014              $15,239             3

J. William
Weeks          $1,850              $6,017              2




     The Administrator is administrator to the Aquilasm Group of Funds which consists of tax-free municipal bond funds, money market funds and two equity funds. As of June 30, 1996, these funds had aggregate assets of approximately $2.6 billion, of which approximately $1.9 billion consisted of assets of the tax-free municipal bond funds. The Administrator is controlled by Mr. Lacy
B. Herrmann, through share ownership directly, through a trust and by his wife. For the year ended June 30, 1996, fees of $84,631 and $99,350, respectively, were accrued to the Adviser under the Fund's advisory agreement and to the Administrator under the Fund's administration agreement, of which $74,614 and $94,003, respectively, were waived. In addition, the Administrator reimbursed the Fund $205,443 in expenses. During the year ended June 30, 1996 under the Fund's Distribution Plan $55,194 was paid to Qualified Recipients of which the Distributor received $1,008.

     The Distributor currently handles the distribution of the shares of fourteen funds (five money market funds, seven tax-free municipal bond funds and two equity funds) including the Fund. Under the Distribution Agreement, the Distributor is responsible for the payment of certain printing and distribution costs relating to prospectuses and reports as well as the costs of supplemental sales literature, advertising and other promotional activities. All of the shares of the Distributor are owned by Mr. Herrmann.

     At the date of this proxy statement, there is a proposed transaction whereby all of the shares of the Distributor, which are currently owned by Mr. Herrmann, will be owned by certain directors and/or officers of the Administrator and/or the Distributor including Mr. Herrmann.

Other Information on Trustees

     The Trustees have appointed an Audit Committee consisting of all of the Trustees (the "Independent Trustees") who are not "interested persons," as that term is defined in the 1940 Act. The Committee (i) recommends to the Board of Trustees what firm of independent auditors will be selected by the Board of Trustees (subject to shareholder ratification); (ii) reviews the methods, scope and result of audits and the fees charged; and (iii) reviews the adequacy of the Fund's internal accounting procedures and controls. The Committee held two meetings during the Fund's last fiscal year. The Board of Trustees does not have a nominating committee. During the Fund's last fiscal year, the Board of Trustees held four meetings. All current Trustees were present for at least 75% of the total number of Board meetings and Audit Committee Meetings (if such Trustee was a member of that Committee).


                    RATIFICATION OR REJECTION
                         OF SELECTION OF
                      INDEPENDENT AUDITORS
                        (Proposal No. 1)

     KPMG Peat Marwick LLP, which is currently serving as the Fund's auditors, has been selected by the Fund's Board of Trustees, including a majority of the Independent Trustees, as the Fund's independent auditors for the fiscal year ending June 30, 1997, such selection is submitted to the shareholders for ratification or rejection.

     The firm has no direct or indirect financial interest in the Fund, the Fund's Adviser or the Fund's Administrator. It is expected that representatives of the firm will not be present at the meeting but will be available should any matter arise requiring their presence.


                           RECEIPT OF
                      SHAREHOLDER PROPOSALS

     Under the proxy rules of the Securities and Exchange Commission, shareholder proposals meeting tests contained in those rules may, under certain conditions, be included in the Fund's proxy statement and proxy card for a particular annual meeting. One of these conditions relates to the timely receipt by the Fund of any such proposal. Under these rules, proposals submitted for inclusion in the proxy material for the Fund's next annual meeting after the meeting to which this Proxy Statement relates must be received by the Fund not less than 120 days before the anniversary of the date stated in this Proxy Statement for the first mailing of this Proxy Statement. The date for such submission could change, depending on the scheduled date for the next annual meeting; if so, the Fund will so advise you.

     The fact that the Fund receives a shareholder proposal in a timely manner does not insure its inclusion in the Fund's proxy material, since there are other requirements in the proxy rules relating to such inclusion.

                         OTHER BUSINESS

     The Fund does not know of any other matter which will come up for action at the Meeting. If any other matter or matters properly come up for action at the Meeting, including any adjournment of the Meeting, the proxy holders will vote the shares which the proxy cards entitle them to vote in accordance with their judgment on such matter or matters. That is, by signing and returning your proxy card, you give the proxy holders discretionary authority as to any such matter or matters.